EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Innovative Valve Technologies, Inc. on Form S-4 of our report dated January 17, 1997 (January 31, 1997 as to Notes 2 and 7) on the consolidated financial statements of Harley Industries, Inc. as of October 31, 1995 and 1996 and for each of the three years in the period ended October 31, 1996, appearing in the Prospectus, which is the part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

Tulsa Oklahoma
April 2, 1998

                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Innovative Valve Technologies, Inc. on the Form S-4 of our report dated February 28, 1998 relating to the financial statements of GSV, Inc., appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

Orlando, Florida
April 2, 1998